UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2018

Riot Blockchain, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

202 6th Street, Suite 401
Castle Rock, CO 80104
 (Address of principal executive offices) (zip code)

(303) 794-2000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2018 the Company's wholly-owned subsidiary Kairos Global Technology, Inc., a Nevada corporation, ("Tenant") entered into a lease agreement (the "Lease") with 7725 Reno #1, LLC, an Oklahoma limited liability company (the "Landlord"), pursuant to which the Tenant shall lease an approximately 107,600 square foot warehouse located in Oklahoma City, Oklahoma, including improvements thereon.  Pursuant to the terms of the Lease, the Initial Term of one year shall terminate on February 15, 2019, unless terminated earlier pursuant to the terms of the Lease. Tenant shall have the right to operate from the premises on a 24 hour/seven day a week basis. Provided Tenant is not in default under the Lease, Tenant shall have four one-year renewal options, subject to increases in base rent as provided in the Lease. At least three months, but no more than six months, prior to the expiration of the initial Lease term or renewal term, as applicable, Tenant shall give Landlord written notice of its intent to exercise the applicable renewal option, which also includes incremental payment for additional electric capacity delivery.  If Tenant does not elect to exercise a renewal option, all remaining renewal options, if any, shall terminate.

Tenant agrees to protect, defend, indemnify and save Landlord harmless from and against any and all claims and liabilities (other than Landlords negligence or misconduct) arising from the conduct or management of or from any work or thing done in the premises by Tenant or its agents.

Base rent for the premises during the first 12 months shall be equal to $55.95/kW per month for a total of 4 Megawatts (MW) of available electrical power, or $223,800 per month.  Base rent is calculated based upon the monthly electrical power made available to Tenant within the premises, and not based on Tenant's actual usage.  Payment of rent commences immediately.  In connection with the Lease, Parent has agreed to guaranty Tenant's failure to make payment of base rent or additional rent pursuant to the Lease.  As soon as practicable after the effective date of the Lease, Landlord, at Landlord's expense, agrees to provide additional 12.5 kV transformer equipment to increase the electrical power available for Tenant's use by an additional 2MW.  Tenant agrees to pay $55.12/kW for the additional 2MW of power when it is made available and continuing for the remainder of the Initial Term and any Renewal Term(s).  Provided that Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant may request Landlord to further increase the electrical power available, in increments from 6.01 MW up to 12.0 MW, by giving written notice to Landlord of the requested increase.  Landlord, at Landlord's expense, agrees to provide additional 12.5kV electrical transforming equipment to increase the electrical power available for Tenant's use by the additional MW requested by Tenant.  Effective as of the date the additional power is made available to Tenant, Base Rent will increase by an amount equivalent to the additional MW requested by Tenant multiplied by $55.12/kW:

The foregoing description of the Lease is a summary only and does not purport to set forth the complete terms of the Lease and is qualified in its entirety by reference to the Lease filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 5.02 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On February 27, 2018 the Board of Directors (the "Board") appointed Mr. Robby Chang to the position of Chief Financial Officer and to serve as Principal Accounting Officer effective upon completion of the Company's 2017 audit and filing of its Annual Report on Form 10-K for the year ended December 31, 2017 (the "2017 10-K").

Mr. Chang was employed by Cantor Fitzgerald Canada from 2011-2018 as Managing Director, Senior Analyst, and Head of Metals & Mining.   Previously, Mr. Chang held various positions as Institutional Equity Research Analyst and Director, Research and Trading, and Portfolio Manager for several financial companies.  Mr. Chang has 23 years of experience in the financial services industry. He most recently served as the Managing Director and Head of Metals & Mining at a global investment bank where he provided research coverage in precious metals, base metals, lithium, and uranium. He was recognized by Bloomberg as the "Best Precious Metals Analyst" in Q1 2016. Mr. Chang is frequently quoted and a regular guest of several media outlets including: Bloomberg, Reuters, CNBC, and the Wall Street Journal. Mr. Chang has also served as a Director of Research/Portfolio Manager at a Canadian investment firm that managed $3 billion in assets. He was also on a five-person multi-strategy hedge fund team where he specialized in equity and derivative investments. Mr. Chang holds a Masters of Business Administration from the University of Toronto.

The appointment of Mr. Chang to the position of Chief Financial Officer was made pursuant to the terms of an Employment Agreement (the "Chang Employment Agreement") dated February 27, 2018 (the "Effective Date") with the Company's wholly-owned subsidiary Riot Blockchain Canada Inc., a company organized under the laws of British Columbia, providing for his appointment as Chief Executive Officer for a term of two years which term shall commence on the Effective Date and shall be automatically renewed for successive one year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew the Agreement at least three months prior to the expiration of the initial term.

Pursuant to the Agreement and in consideration for his services to the Company, Mr. Chang will receive a base salary of $250,000 per annum in accordance with the Company's regular payroll practices. For each fiscal year during the term of employment, Mr. Chang shall be eligible to receive a bonus in the amount of up to 100% of annual salary, if any, as may be determined from time to time by the Board in its discretion and shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Company. Mr. Chang also received an award of 60,000 restricted shares of the Company's common stock, which shall vest in 24 equal monthly installments over a two-year period, beginning on the one month anniversary of the date of issuance.

As previously reported on the Company's Current Report on Form 8-K filed July 3, 2017 the appointment coincides with the planned departure of Jeffrey McGonegal who has served as Chief Financial Officer under a retention agreement effective June 30, 2017 (the "Retention Agreement") and employment agreement entered February 2, 2009.

Under the terms of the previously executed Retention Agreement, Mr. McGonegal's continued service as the Company's Chief Financial Officer (Principal Accounting Officer) until April 30, 2018 was contemplated, with an annual base salary of $272,005. The Corporation and Mr. McGonegal desire to modify the Retention Agreement to provide that Mr. McGonegal shall serve solely as the Company's Principal Accounting Officer for purposes of being authorized to sign the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and to provide all certifications required including under Section 302 of the Sarbanes Oxley Act of 2002. The term of the Retention Agreement shall continue until April 30, 2018.   Thereafter, the Company shall engage Mr. McGonegal as a consultant for a period of the four months during which time he shall be entitled to all benefits previously provided by the Company, but shall be obligated only to provide such reasonable transition related services and duties as are requested by the Chief Executive Officer, the Chief Financial Officer and the Board of Directors of the Company from time to time. To the extent that any litigation in process as of the date hereof continues to be outstanding at the end of such four-month consulting period, the consulting arrangement shall continue month to month until the litigation is no longer outstanding with compensation and benefits payable at a level of 50% of the consulting fee amount.

The foregoing description of the Chang Employment Agreement included herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01 Other Events.

On February 26, 2018, Mr. Frank M. Bishop resigned his position on the Strategic Advisory Board of the Company.

On February 26, 2018, Riot Blockchain, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, which is hereby incorporated by reference.

On February 28, 2018, the Company issued the press release attached hereto as Exhibit 99.2 to this Current Report on Form 8-K, which is hereby incorporated by reference.

About Riot Blockchain

Information reported in this Current Report on Form 8-K is limited to the scope of the information reportable under a Current Report on Form 8-K under the rules and regulations of the Commission.  Please refer to the additional information concerning the Company referenced in the following notices and safe harbor provision for material risks and other uncertainties.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements under "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND STATEMENTS" and that are described under "Risk Factors" in Part II, Item 1A of our most recent Form 10-Q for the period ended September 30, 2017 filed with the Commission on November 13, 2017 and subsequently.  If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

      (d)        Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Lease by and between the Kairos Global Technology, Inc. and 7725 Reno #1, LLC
10.2	Robby Chang Employment Agreement
99.1	Press Release dated February 26, 2018
99.2	Press Release dated February 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

Dated: February 28, 2018	By:	/s/ John O'Rourke
Name: John O'Rourke
Title: Chief Executive Officer